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EXHIBIT 11
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                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                              FOR THE 3          FOR THE 3         FOR THE 12          FOR THE 12
                                             MOS. ENDED         MOS. ENDED         MOS. ENDED          MOS. ENDED
                                            DECEMBER 31,       DECEMBER 31,       DECEMBER 31,        DECEMBER 31,
                                                2000               1999               2000                1999
                                            --------------     --------------     --------------      -------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
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Basic earnings per share:
  Income before extraordinary item......   $      109,374     $       19,706     $      433,962      $     335,530
                                            ==============     ==============     ==============      =============

  Average common shares
   outstanding..........................      207,969,291        222,028,146        213,712,154        223,743,476
                                            ==============     ==============     ==============      =============

  Basic earnings per common share
   before extraordinary item............   $          .53     $          .09     $         2.03      $        1.50
                                            ==============     ==============     ==============      =============

Diluted earnings per share:
  Income before extraordinary item......   $      109,374     $       19,706     $      433,962      $     335,530
                                            ==============     ==============     ==============      =============

  Average common shares
   outstanding..........................      207,969,291        222,028,146        213,712,154        223,743,476
  Add:
   Common stock equivalents for shares
    issuable under Stock Option Plan....        4,299,060          3,814,572          3,879,525          4,994,683
                                            --------------     --------------     --------------      -------------
  Average common and common
   equivalent shares outstanding........      212,268,351        225,842,718        217,591,679        228,738,159
                                            ==============     ==============     ==============      =============
   Diluted earnings per common and
    common equivalent share before
    extraordinary item..................   $          .52     $          .09     $         2.00      $        1.47
                                            ==============     ==============     ==============      =============
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